UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MORGAN STANLEY INSTITUTIONAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[MORGAN STANLEY LOGO]

IMPORTANT NOTICE

July 6, 2009

As a reminder, the Special Meeting of Stockholders (the “Meeting”) of the Global Value Equity Portfolio (“Global Value Equity”), a series of Morgan Stanley Institutional Fund, Inc. (the “Fund”), will be held on August 27, 2009 in connection with the proposal outlined in the Notice of Special Meeting of Stockholders previously mailed to you.  The Meeting will be held at 9:00 a.m. on August 27, 2009 at the offices of Morgan Stanley Investment Management Inc., Conference Room 3R, Floor 3, 522 Fifth Avenue, New York, New York 10036.

Your vote is important and your participation in the affairs of Global Value Equity does make a difference.

The purpose of the Meeting is for Stockholders of Global Value Equity to consider and vote upon the Agreement and Plan of Reorganization, dated February 25, 2009 (the “Reorganization Agreement”), as fully described in the Proxy Statement and Prospectus previously mailed to you.

Please note that the vote required to approve the Reorganization Agreement is set forth below, which supersedes the information in the section entitled “Introduction-Vote Required” in the Proxy Statement and Prospectus previously mailed to you.

Vote Required:  Approval of the Reorganization Agreement by Stockholders requires the affirmative vote of the lesser of: (1) more than 50% of the outstanding shares of common stock of Global Value Equity, or (2) 67% or more of the shares of common stock of Global Value Equity represented at the Meeting if the holders of more than 50% of the outstanding shares of common stock of Global Value Equity are present or represented by proxy.  If the Reorganization Agreement is not approved by Stockholders, Global Value Equity will continue in existence and the Board of Directors will consider alternative actions.

After careful consideration, the Board of Directors unanimously recommends that stockholders of Global Value Equity approve the Reorganization Agreement.

Please join many of your fellow stockholders and cast your vote.  For your convenience, you may cast your vote electronically on the Internet, telephonically by touchtone telephone or by returning the Proxy Card previously mailed to you.  Instructions for casting your vote electronically or telephonically are printed on the Proxy Card previously mailed to you.

If you have any questions, please do not hesitate to contact us at (800) 548-7786.

We appreciate your careful and prompt consideration of this matter.